Exhibit 5.1

[Oppenheimer Wolff & Donnelly LLP Letterhead]

January 24, 2014

Kips Bay Medical, Inc. 3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota 55447

Re:	Registration Statement on Form S-3
Registration No. 333-192843

Ladies and Gentlemen:

We have acted as counsel to Kips Bay Medical, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to 6,035,000 shares of its common stock, par value $0.01 per share (the “Shares”), including up to 785,000 shares that may be sold pursuant to the exercise of an over-allotment option, pursuant to a registration statement on Form S-3, Registration No. 333-192843, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 13, 2013 and declared effective by the Commission on December 20, 2013 (as amended or supplemented, the “Registration Statement”), the base prospectus dated December 20, 2013 (the “Base Prospectus”) and the prospectus supplement dated January 23, 2014 filed by the Company with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”).

We understand that the Shares are to be issued by the Company and sold by the Underwriters, as described in the Registration Statement, Base Prospectus and Prospectus Supplement, pursuant to an Underwriting Agreement, dated January 23, 2014, between the Company and Aegis Capital Corp., as representative for the Underwriters named in Schedule 1 thereto, filed with the Commission as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion letter is attached as Exhibit 5.1 (the “Underwriting Agreement”).

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

a.     The Registration Statement, the Base Prospectus and the Prospectus Supplement.

b.     An executed copy of the Underwriting Agreement.

c.     The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

d.     The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Kips Bay Medical, Inc.

January 24, 2014

e.     Resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the execution and delivery of the Underwriting Agreement, and other related matters.

In acting as counsel for the Company and arriving at the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the terms of the Underwriting Agreement and as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP